UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 11, 2007
CORNERWORLD CORPORATION
(Exact name of registrant as specified in its charter)
Olympic Weddings International, Inc.
(f/k/a)

Nevada (State or Other Jurisdiction of Incorporation)	333-128614 (Commission File Number)	98-0434357 (I.R.S. Employer Identification Number)
1453 Johnston Road, #71510, White Rock
British Columbia, Canada, V4B 5J5
(Address of principal executive offices)
(604) 506-8991
(Registrant’s telephone number, including area code)
Olympic Wedding International, Inc.
(Former name or former address, if changed since last report)
Copies to:
Richard A. Friedman, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     On May 11, 2007, Olympic Weddings International, Inc. (“Olympic Wedding” or the “Company”) entered into a Share Exchange Agreement (the “Agreement”) with CornerWorld, Inc. (“CornerWorld”), a private company formed under the laws of Delaware, and the shareholders of CornerWorld (the “CornerWorld Shareholders”) pursuant to which the Company has agreed to acquire (the “Acquisition”), subject to the satisfaction of the conditions to closing as outlined in the Agreement, all of the outstanding shares of common stock of CornerWorld from the CornerWorld Shareholders. As consideration for the acquisition of the shares of CornerWorld, the Company has agreed to issue an aggregate of 62,700,000 shares of Common stock, $0.001 par value (the “Common Stock”) to the CornerWorld Shareholders. In connection with the Agreement, on May 4, 2007 the Company filed a Certificate of Amendment with the Nevada Secretary of State changing its name from Olympic Weddings International, Inc. to CornerWorld Corporation, as well as increasing the Company’s authorized shares of common stock from 75,000,000 shares to 260,000,000 shares and the creation of 10,000,000 shares of “blank check” preferred stock.
     As part of the Agreement, 3,000,000 of the outstanding shares of common stock of the Company have been deposited by such shareholder in a brokerage account for sale, and the balance of the issued and outstanding shares of common stock held by the Olympic Wedding shareholders have been placed in escrow pending the closing pursuant to the escrow agreement (the “Escrow Agreement”) entered into on May 11, 2007 with the Continental Stock Transfer and Trust Company as escrow agent (“Escrow Agent”). The parties have agreed that the proceeds of up to $975,000 (the “Purchase Price”) of the 3,000,000 shares of common stock that have been deposited in the brokerage account shall be delivered to the holders of such shares as the funds are received.
     The Acquisition shall be completed following the satisfaction of the conditions to closing as outlined in the Agreement and Escrow Agreement, including, but not limited to the delivery by the Olympic Wedding shareholders of all of the shares held by the Olympic Wedding Shareholders (other than the shares placed at the brokerage account for sale), together with duly executed stock powers, to the Escrow Agent and the payment of the Purchase Price. The Company and CornerWorld have agreed to use their best efforts to close the transactions contemplated by the Agreement (the “Closing”) within sixty (60) days of the execution of the Agreement, unless such period is extended for an additional ninety (90) day period pursuant to the terms of the Agreement.
     Pending the satisfaction of the conditions to closing, all of the shares to be exchanged by, and issued to, the CornerWorld Shareholders, as well as all of the shares held by the Olympic Wedding Shareholders (other than the shares placed at the brokerage account for sale), along with duly executed stock powers, have been deposited in escrow pursuant to the Escrow Agreement. .In addition, pending the completion of the Acquisition, Brian Pierson, Patrick Wallace and Brent Sheppard shall resign their positions as officers and/or directors of the Company, and Scott Beck and Kelly Larabee Morlan shall be appointed as Directors of the Company. During the interim period prior to final closing, Mr. Wallace and Mr. Pierson shall resign, Brent Sheppard shall remain as a Director holding such powers of veto over any actions not contemplated by the Share Exchange Agreement. Should the Acquisition not be successfully completed in a timely manner, then Scott Beck and Kelly Larabee Morlan shall resign their positions as directors of the Company.
     Upon successful completion of the transaction, (i) 1,104,000 of the shares that were placed in escrow by the Olympic Wedding shareholders shall be released from escrow to the Olympic Wedding Shareholders, (ii) the balance of the shares that were placed in escrow by the Olympic Wedding shareholders, consisting of 62,700,000 restricted shares and 7,296,000 free trading shares, shall be cancelled, and (iii) all of the shares to be exchanged by, and the 62,700,000 shares of the Company to be issued to, the CornerWorld Shareholders, shall be released from escrow. As a result, following successful completion of the transaction, the Company will have an aggregate of 66,804,000 shares outstanding
     The 1,004,000 shares that are to be released from escrow to the Olympic Wedding Shareholders shall be subject to a restriction on resale for a period of six months following the payment of the Purchase Price, and the remaining 100,000 shall not be subject to those same restrictions. Further, such shares may only be sold in limited amounts for the one year period following the initial six month restricted sale period such that their sales are not to exceed twenty five percent of such shares in every three month period, although the Company may waive any such restrictions.
     In addition, as contemplated by the Agreements, following the completion of the Acquisition, the Company’s Board of Directors shall approve a stock option plan providing for the issuance of up to 4,000,000 shares of Common Stock of the Company to the officers, directors, employees and consultants of the Company and/or its subsidiaries. Any shares issued under such plan shall be subject to the same restrictions on resale as the 1,104,000 shares that are to be released from escrow to the Olympic Wedding Shareholders described above.
     These issuances are deemed to be exempt under rule 506 of Regulation D and Section 4(2) of the Securities Act of 1933, as amended since, among other things, the transaction did not involve a public offering, the investors were accredited investors and/or qualified institutional buyers, the investors had access to information about the company and their investment, the investors took the securities for investment and not resale, and the Company took appropriate measures to restrict the transfer of the securities.
Description of Business of CornerWorld
     CornerWorld is engaged in the business of offering free “business manager” services for anyone with sellable content on the Internet. From comedians to candidates; musicians, models and movie-makers, CornerWorld is committed to celebrating individuality and fostering creation in an intuitive, trusted, grassroots environment. CornerWorld adds live video feeds and capture to enhance the social networking aspects of content sharing, and inserts new functionality that displays, rates and encourages interaction via the Internet. Headquartered in Dallas, CornerWorld is easy to visit and free to join in four levels of membership: amateurs, rated amateurs, instant professionals and professionals. See and be seen ™ www.cornerworld.com.
Item 9.01 Financial Statements and Exhibits
(a) Financial statements of businesses acquired.
Not applicable.
(b) Pro forma financial information.
          Not applicable.
(c) Shell company transactions.
          Not applicable.
(d) Exhibits

Exhibit Number	Description
10.1	Share Exchange Agreement dated May 11, 2007 by and among CornerWorld, Inc. and each of the shareholders of CornerWorld, Inc. and CornerWorld Corporation.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORNERWORLD CORPORATION
Date: May 21, 2007	By:	/s/ Brent Sheppard
Brent Sheppard, President/CEO, principal executive officer